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                                                                   EXHIBIT 10.20

                          STRATEGIC ALLIANCE AGREEMENT


        This Strategic Alliance Agreement (this "Agreement"), dated and effective as of February 7, 2000 (the "Effective Date"), is by and between Optimum Logistics Ltd. ("Optimum") and CheMatch.com, Inc. ("CheMatch") (Optimum and CheMatch each sometimes a "Party" and collectively, the "Parties").

                              W I T N E S S E T H:

        WHEREAS, CheMatch offers news and information relevant to the chemical industry and owns and operates an internet-based exchange service (the "CheMatch System") through which users can execute negotiated trades of bulk petrochemical products; and

        WHEREAS, Optimum has created and operates an internet-based logistics operating system (the "TransLink System") through which users can procure transportation and other logistics services for simple and complex shipments of bulk chemicals from a variety of service providers, as well as manage and monitor such shipments through all phases of the supply chain; and

        WHEREAS, Optimum intends to expand the multicarrier and multimodal functionality of the TransLink System to provide users with a broader selection of logistics service providers in order to support customer requirements; and

        WHEREAS, Optimum and CheMatch believe that the services offered to their respective users through Optimum's TransLink System and CheMatch's CheMatch System are complimentary; and

        WHEREAS, Optimum and CheMatch believe that each could expand its user base by electronically linking and integrating the TransLink System and CheMatch System internet access sites and cross-promoting use of their respective services to their respective existing and future users; and

        WHEREAS, Optimum and CheMatch desire to form a strategic alliance to integrate the TransLink System and CheMatch System internet access sites and to cross-promote the use of their respective services to their respective existing and future users on the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the premises, mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Optimum and CheMatch agree as follows:

        1.     STRATEGIC ALLIANCE

        (a) Alliance. Subject to, and in accordance with, the terms and conditions of this Agreement, Optimum and CheMatch hereby establish a strategic alliance (the "Alliance")



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pursuant to which each agrees to exclusively promote the other in its normal marketing activities as the preferred provider of the services offered by the other as further described in Section 5(a), and to establish on a non-exclusive basis revenue-sharing arrangements and click-through system integration between their respective websites, all as more fully set forth herein.

        (b) Alliance Liaisons. Optimum and CheMatch will each appoint one (1) person to serve as its Alliance liaison (the "Alliance Liaisons"). The Alliance Liaisons will serve as contact persons for their respective Parties with respect to matters relating to the Alliance and will manage the relationship established between the Parties by this Agreement. Either Party may at any time and in its sole discretion, remove its respective Alliance Liaison and appoint a different person to that position. Upon appointment of a new Alliance Liaison, the Party making such appointment shall notify the other Party of such appointment in writing within five (5) business days. The initial Alliance Liaisons are as follows:

               For Optimum:

               William J. Jennings
               Optimum Logistics Ltd.
               2001 W. Main, Suite 104
               Stamford, CT 06902
               Telephone Number:  (203) 323-9204
               Fax Number:  (203) 323-9308
               Email Address:  wjj@stolt.com

               For CheMatch:

               Ray Hodil
               CheMatch.com, Inc.
               1281 Main Street
               Stamford, CT 06902
               Telephone Number:  (888) 999-7261
               Fax Number:  (203) 357-7011
               Email Address:  rhodil@chematch.com

        (c) Quarterly Meetings. The executive officers, their designee or Alliance Liaisons of Optimum and CheMatch will meet on a quarterly basis to review and discuss Alliance operations, performance, marketing and strategy, including, but not limited to, the milestone dates set forth in Section 6 of this Agreement and the Standards (as defined in Section 6) and the entities to be listed on Exhibit B and Exhibit C. Unless otherwise agreed to by both Parties, the first such quarterly meeting shall be held in April, 2000, with subsequent meetings to be held each July, October, January and April thereafter during the Term (as defined in Section 2 below) of this Agreement. Such meetings shall be held on a date and at a time and location to be agreed upon by the Parties not less than ten (10) business days before each meeting. At each such meeting, the Parties shall appoint one (1) person to keep and prepare minutes of the proceedings, which minutes shall reflect all agreements reached and all actions taken or directed to be taken by the Parties at such meeting. Within five (5) business days after the conclusion of each such


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meeting, the Party responsible for preparing the minutes of such meeting shall circulate a draft of such minutes to the other Party for review and comment. The Parties shall then work together in good faith to revise such minutes to their mutual satisfaction. Upon completion of such revisions, each Party shall execute two (2) copies of such minutes, retain one of such executed copies for its records and deliver the other to the other Party. No agreement reached or action taken or directed to be taken at any such meeting shall be binding on the Parties unless the minutes of such meeting have been executed by both Parties.

        2.     TERM

        (a) Initial Term. Unless earlier terminated in accordance with the provisions of Section 12 hereof, the initial term of this Agreement (the "Initial Term") is three (3) years, commencing on the Effective Date and extending through the third (3rd) anniversary of that date, after which this Agreement shall terminate unless extended pursuant to Section 2(b) below (the Initial Term together with all such extensions, the "Term").

        (b)    Extension of Initial Term.

               (i) On or before the first anniversary of the Effective Date, the Parties shall attempt in good faith to develop a mutually agreeable set of performance criteria to be achieved by the Parties under this Agreement by specified dates, which performance criteria and dates shall be attached hereto as Exhibit A. Exhibit A shall set forth the performance criteria that must be met in order to extend the Initial Term for one (1) year following the three-year period specified in
        Section 2(a) above. In the event that such performance criteria are met by both Parties on or before the dates set forth therein, the Initial Term shall be automatically extended for an additional one (1) year period. Thereafter, the Term shall be automatically extended for successive one (1) year periods unless either Party provides the other written notice of its desire not to extend the Term at least one hundred twenty (120) days prior to the then-scheduled termination thereof.

               (ii) In the event that one or more of the performance criteria set forth on Exhibit A have not been achieved on or before the applicable date or dates set forth therein by either Party but the Parties nevertheless desire to extend the Initial Term, the Parties may do so by executing a written amendment to this Agreement extending the Initial Term not less than ninety (90) days prior to then-scheduled termination thereof.

               (iii) In the event that the Parties are unable to agree on the set of performance criteria and dates to be attached hereto as Exhibit A on or before the first anniversary of the Effective Date, the Initial Term and this Agreement shall terminate on the date that is six (6) months after the first anniversary of the Effective Date, unless otherwise agreed in writing by the Parties at least ninety (90) days prior to such date.

        3.     EQUITY INVESTMENT

        (a) CheMatch Investment in Optimum. If, during the Initial Term of this Agreement, Optimum conducts a private offering of any of its securities, whether debt or equity, for an



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aggregate amount of at least five million dollars ($5,000,000), and such offering is extended to investors other than, or in addition to, financial institutions, venture capital funds, private equity funds, affiliates of Optimum and employees of Optimum (such investors hereinafter, "Strategic Investors"), Optimum shall offer CheMatch the opportunity to invest at least one million dollars ($1,000,000) in the first such offering (but not in any subsequent offering) made by Optimum during the Initial Term on the same financial terms offered to other Strategic Investors in such offering; provided, however, that CheMatch's participation in such offering shall be limited to a maximum of ten percent (10%) of such offering, unless Optimum otherwise agrees in writing.

        (b) Investment in Competitors. During the Initial Term, neither Party shall make any investment of any kind, whether debt, equity or convertible to equity, in any direct competitor of the other Party.

        (c) Competing Systems. During the Term, neither Party, nor any of their respective affiliates, shall build, establish, offer or maintain a system that would constitute a "direct competitor" of the other Party.

        (d) "Direct Competitors". For purposes of this Agreement, "direct competitor" of CheMatch shall include all internet based trading platforms for electronic trading of bulk petrochemicals and polymers among third parties, and "direct competitor" of Optimum shall include all integrated logistics operations and tracking systems for bulk liquid shipments.

        4.     REVENUE SHARING

        (a) TransLink Participants. During the Term of this Agreement, each time an entity represented by a registered user of the TransLink System (each such entity and all of its affiliates collectively, a "TransLink Participant") obtains a spot contract with a firm price for transportation via one or more modes (including tanker, barge or tank container) as to a product, subject to customary terms and conditions ( a "Freight Fixture"), through use of the TransLink System and such TransLink Participant subsequently utilizes a hyperlink connection or other electronic means of direct data or information exchange established between the TransLink System and the CheMatch System pursuant to this Agreement to access the CheMatch System and execute a trade as to such product using the CheMatch System that is to be completed using the transportation secured by such Freight Fixture, CheMatch shall pay Optimum twenty percent (20%) of the total commission revenue earned by CheMatch from such TransLink Participant in respect of such product trade, regardless of whether such TransLink Participant is a buyer or a seller in such product trade; provided, however, that the maximum amount payable by CheMatch to Optimum under this Section 4(a) during any one contract year during the Term of this Agreement shall be five million dollars ($5,000,000). Once the maximum yearly payment of five million dollars ($5,000,000) by CheMatch to Optimum has been reached for a particular contract year, CheMatch shall have no further payment obligations to Optimum under this Section 4(a) during such contract year; provided, however, that all other terms and conditions of this Agreement shall remain in full force and effect. All amounts payable under this Section 4(a) shall be due and payable monthly in arrears. Payments due under this Section 4(a) for each month during which this Agreement remains in effect shall be due and payable on or before the twentieth (20th) day of the next succeeding month.




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        (b) CheMatch Participants. During the Term of this Agreement, each time an entity represented by a registered user of the CheMatch System (each such entity and all of its affiliates collectively, a "CheMatch Participant") executes a trade as to a product, whether as buyer or seller, through use of the CheMatch System and such CheMatch Participant subsequently utilizes a hyperlink connection or other electronic means of direct data or information exchange established between the CheMatch System and the TransLink System pursuant to this Agreement to access the TransLink System and obtain a Freight Fixture for the fulfillment of such product trade using the TransLink System, Optimum shall pay CheMatch twenty percent (20%) of the total commission or other transaction fee revenues, if any, earned by Optimum in respect of a Freight Fixture related directly to the fulfillment of such product trade and obtained through use of the TransLink System; provided, however, that the maximum amount payable by Optimum to CheMatch under this Section 4(b) during any one contract year during the Term of this Agreement shall be five million dollars ($5,000,000). Once the maximum yearly payment of five million dollars ($5,000,000) by Optimum to CheMatch has been reached for a particular contract year, Optimum shall have no further payment obligations to CheMatch under this Section 4(b) during such contract year; provided, however, that all other terms and conditions of this Agreement shall remain in full force and effect. All amounts payable under this
Section 4(b) shall be due and payable monthly in arrears. Payments due under this Section 4(b) for each month during which this Agreement remains in effect shall be due and payable on or before the twentieth (20th) day of the next succeeding month.

        (c) Verification. For purposes of verifying the amounts payable by the Parties to each other under this Section 4, each Party shall have the right to retain an outside firm to audit and evaluate the payments and payment obligations of the other Party for any contract year or part thereof during which this Agreement is in effect, and if, in a Party's sole discretion and at its own cost, it elects to do so, such Party shall notify the other Party thereof in writing within one hundred twenty (120) days of the end of such contract year. The other Party shall allow such firm to have reasonable access to its books and records and shall cause its independent accountants to make their work papers relating to such payments and payment obligations reasonably available to such firm; provided, however, that such outside firm shall first execute a confidentiality agreement in a form reasonably satisfactory to such other Party pursuant to which such outside firm agrees to limit its use of the information contained in the books and records of such other Party and the work papers of such other Party's independent accountants to the conduct of such audit and evaluation and to refrain from disclosing any such information to any third party except as may be required by law. If a Party fails to deliver such notice within such period, the payments made by the other Party during such contract year shall be deemed to have been finally accepted by such Party as payment in full of all payment obligations of the other Party under Section 4(a) or (b), as applicable, for such contract year.

        (d) Disputes. If, as a result of the analysis of an outside firm, a Party (the "Challenging Party") wishes to challenge the payments or payment obligations of the other Party (the "Non-Challenging Party") required by Section 4(a) or (b), as applicable, or any of the information upon which they are based, then the Challenging Party shall make its challenge by providing the Non-Challenging Party written notice (the "Challenge Notice"), which Challenge Notice shall set forth in reasonable detail the basis for the challenge. Both Parties shall use their



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reasonable best efforts to resolve matters raised in the Challenge Notice, but if the Parties cannot resolve their dispute within ten (10) days after receipt of the Challenge Notice by the Non-Challenging Party, the challenge described in such Challenge Notice shall be preserved for subsequent resolution, as described below, by the Parties or by one of the eight largest accounting firms in the United States that has not issued an audit report with respect to the financial statements for either Party during the then-preceding two (2) years and is not then under current engagement to perform audit work by either Party (the "Independent Accountants"). The Challenging Party shall, at any time after the expiration of such ten-day period, provide the Non-Challenging Party with the opportunity to choose one (1) out of not less than two (2) accounting firms designated by the Challenging Party that could qualify as Independent Accountants. The Non-Challenging Party will have five (5) days to select one of the firms so designated, and such firm shall be the Independent Accountants. Failing such selection, the Challenging Party will designate one of the firms it proposed to be the Independent Accountants. Both Parties shall execute such reasonable and customary engagement letters as the Independent Accountants may request. In any event, the Parties may mutually agree to select any accounting firm to be the Independent Accountants.

        Within ten (10) days after the appointment of the Independent Accountants, each Party shall submit to the other and to the Independent Accountants in writing its position with respect to the challenge set forth in the Challenge Notice and its proposed resolution of the dispute, together with such supporting documentation as they deem necessary. Within thirty (30) days after receiving such position statements, the Independent Accountants shall select one of the two proposed resolutions to the dispute (but not itself propose another resolution) that it determines, in its sole discretion, to be the most reasonable proposal in light of the provisions of this Agreement. Such selection shall be final and binding on both Parties. The fees and expenses of the Independent Accountants shall be borne by the Party whose proposal is not selected. Both Parties jointly and severally exculpate and release the Independent Accountants from any liability with respect to any decision or judgment that the Independent Accountants may take or commit during the course of their activities described above.

        (e) "Contract Year". For purposes of this Agreement, "contract year" shall mean a period beginning on the Effective Date or any anniversary thereof and extending through the day immediately preceding the next succeeding anniversary of the Effective Date.

        5.     JOINT MARKETING

        (a) Cross-Promotion. The Parties hereby agree to cooperate in good faith to promote the Alliance and the use of their respective services offered through the TransLink System and the CheMatch System by third parties. To that end, Optimum will prominently display on the TransLink System website (the "TransLink Site") hyperlinks to the CheMatch System website, which is currently located at WWW.CHEMATCH.COM (the "CheMatch Site"), which hyperlinks shall conform to the requirements set forth in the Standards (as defined in Subsection 6(a)(i)). Likewise, CheMatch will prominently display on the CheMatch Site hyperlinks to the TransLink Site, which hyperlinks shall conform to the requirements set forth in the Standards. Additionally, Optimum shall exclusively promote CheMatch as the preferred Independent Trading Platform (as defined below) for electronic trading of bulk petrochemicals


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among third parties in substantially all of Optimum's promotional materials, sales calls and other promotions in connection with the TransLink System which refer to such trading platforms, and CheMatch shall exclusively promote Optimum as the preferred provider of integrated logistics services for bulk liquid petrochemical shipments in substantially all of CheMatch's promotional materials, sales calls and other promotions in connection with the CheMatch System which refer to such integrated logistics services. Each Party shall obtain the written approval of the other Party prior to releasing any sales or promotional materials or other publicity concerning the alliance, the terms of this Agreement or the other Party's service offerings, which approval shall not be unreasonably withheld. For the purposes of this Agreement, Independent Trading Platform shall mean a trading platform which is not (i) jointly or solely operated by any of the top ten (10) petrochemical companies; (ii) offered under the brand name of any of the top ten (10) petrochemical companies; or
(iii) jointly or solely operated by any of the top ten (10) consumers or producers of petrochemicals. The determination of a company's rank shall be made on the basis of the consolidated international revenue of the company for the last fiscal year.

        (b) Optimum Strategic Prospects. The Parties agree that Exhibit B contains a list of entities with whom CheMatch currently has an ongoing commercial relationship and with whom Optimum would like to develop a regular commercial relationship (each an "Optimum Strategic Prospect"). CheMatch agrees to make good faith efforts to assist Optimum in establishing such a commercial relationship with the Optimum Strategic Prospects. For each Optimum Strategic Prospect which CheMatch successfully refers to Optimum prior to the expiration of Exhibit B as provided below, such referral to be conclusively presumed by the execution of a signed services contract with respect to the use of the TransLink System between Optimum and such Optimum Strategic Prospect, Optimum shall pay CheMatch twenty percent (20%) of the gross revenue earned and actually received from such Optimum Strategic Prospect under such contract for one (1) year following the execution of such contract. Notwithstanding any other provision of this Agreement, Exhibit B shall expire and be of no further force or effect on the first anniversary of the Effective Date unless otherwise agreed in writing prior to such expiration date; provided, however, that, upon expiration of Exhibit B, Optimum's payment obligations under this Section 5(b) in respect of any Optimum Strategic Prospects successfully referred to Optimum by CheMatch (as evidenced by the execution of a signed services contract with respect to the use of the TransLink System between Optimum and such Optimum Strategic Prospect) prior to such expiration date shall survive such expiration of Exhibit B; and provided, further, that all other provisions of this Agreement shall remain in full force and effect following such expiration of Exhibit B.

        (c) CheMatch Strategic Prospects. The Parties agree that Exhibit C contains a list of entities with whom Optimum currently has an ongoing commercial relationship and with whom CheMatch would like to develop a regular commercial relationship (each a "CheMatch Strategic Prospect"). Optimum agrees to make good faith efforts to assist CheMatch in establishing such a commercial relationship with the CheMatch Strategic Prospects. For each CheMatch Strategic Prospect which Optimum successfully refers to CheMatch prior to the expiration of Exhibit C as provided below, such referral to be conclusively presumed by the execution of a signed services contract with respect to the use of the CheMatch System between CheMatch and such CheMatch Strategic Prospect, CheMatch shall pay Optimum twenty percent (20%) of the gross revenue


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earned and actually received from such CheMatch Strategic Prospect under such contract for one (1) year following the execution of such contract. Notwithstanding any other provision of this Agreement, Exhibit C shall expire and be of no further force or effect on the first anniversary of the Effective Date unless otherwise agreed in writing prior to such expiration date; provided, however, that, upon expiration of Exhibit C, CheMatch's payment obligations under this Section 5(c) in respect of any CheMatch Strategic Prospects successfully referred to CheMatch by Optimum (as evidenced by the execution of a signed services contract with respect to the use of the CheMatch System between CheMatch and such CheMatch Strategic Prospect) prior to such expiration date shall survive such expiration of Exhibit C; and provided, further, that all other provisions of this Agreement shall remain in full force and effect following such expiration of Exhibit C.

        6.     SYSTEMS INTEGRATION

        (a)    Site Establishment.

               (i) On or before April 30, 2000, Optimum shall have established the TransLink Site on a host server under Optimum's control, which site shall substantially conform to the requirements for websites set forth on Exhibit D attached hereto (the "Standards"), be accessible to all TransLink Participants and CheMatch Participants and be fully operational for all of its intended purposes, including, but not limited to, providing CheMatch Participants the services set forth in Section 6(c) below; provided, however, that the services set forth in Subsections 6(c)(vii) and (viii) need not be available to TransLink Participants or CheMatch Participants until August 31, 2000.

               (ii) On or before April 30, 2000, CheMatch shall have established the CheMatch Site on a host server under CheMatch's control, which site shall substantially conform to the requirements for websites set forth in the Standards, be accessible to all CheMatch Participants and TransLink Participants and be fully operational for all of its intended purposes, including, but not limited to, providing TransLink Participants the services set forth in Section 6(d) below.

        (b)    Site Linking.

               (i) On or before May 15, 2000, the TransLink Site shall be linked to the CheMatch Site by means of a hyperlink which uses the CheMatch logo as the activation point and which shall be located on the Home page, all pages on which strategic alliances or partnerships are described, if any, the log-on page if different from the Home page, the splash page if different from the Home page, and the tool bar in the "Shipments View" (as defined in the Standards) of the TransLink Site. Such hyperlink shall conform to the hyperlink requirements set forth in the Standards and enable TransLink Participants to access the CheMatch Site by clicking on the CheMatch logo; provided, however, that once a TransLink Participant has reached the CheMatch Site, either directly, or through use of the hyperlink from the TransLink Site, such TransLink Participant shall only have access to the services available on the CheMatch System and set forth in Section 6(d) below if such TransLink Participant is authorized to use the CheMatch System pursuant


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        to a user agreement executed between CheMatch and such TransLink
        Participant (each such TransLink Participant, an "Authorized TransLink Participant").

               (ii) On or before May 15, 2000, the CheMatch Site shall be linked to the TransLink Site by means of a hyperlink which uses the TransLink logo as the activation point and which shall be located on the Home page, all pages on which strategic alliances or partnerships are described, if any, the log-on page if different from the Home page, the splash page if different from the Home page, and the tool bar of the [name of page where CheMatch Participants conduct trades] of the CheMatch Site. Such hyperlink shall conform to hyperlink requirements set forth in the Standards and enable CheMatch Participants to access the TransLink Site by clicking on the TransLink logo; provided, however, that once a CheMatch Participant has reached the TransLink Site, either directly, or through use of the hyperlink from the CheMatch Site, such CheMatch Participant shall only have access to the services available on the TransLink System and set forth in Section 6(c) below if such CheMatch Participant is authorized to use the TransLink System pursuant to a user agreement executed between Optimum and such CheMatch Participant (each such CheMatch Participant, an "Authorized CheMatch Participant").

        (c) Optimum Services. Optimum will offer to Authorized CheMatch Participants the services set forth below in Subsections 6(c)(i)-(vi) on and after April 30, 2000 and the services set forth below in Subsections 6(c)(vii) and (viii) on and after August 31, 2000:

               (i) Nominations for transportation, storage or other services to be provided to Authorized CheMatch Participants by service providers under pre-existing contracts between Authorized CheMatch Participants and such service providers;

               (ii)   Customs brokering and related documentation;

               (iii)  Freight forwarding and related documentation;

               (iv)   Cargo surveying and related documentation;

               (v)    Terminaling and/or storage of bulk liquids;

               (vi)   Inventory management and tracking;

               (vii) Freight Fixtures for bulk multimodal transportation (including transportation by parcel tanker, product tanker, tank container, rail car or barge) of liquids traded by Authorized CheMatch Participants, regardless of whether such Authorized CheMatch Participants have traded such liquids on the CheMatch System; and

               (viii) Indications of freight costs for bulk multimodal transportation (including transportation by parcel tanker, product tanker, tank container, rail car or barge) of liquids traded by Authorized CheMatch Participants.



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        Authorized CheMatch Participants will have access to the same services provided via the TransLink System to other TransLink users regardless of whether they enter the TransLink Site via a hyperlink from the CheMatch Site or directly from any other web location. Optimum shall retain sole discretion with respect to the establishment of pricing policies and terms and conditions of use of the TransLink System; provided, however, that Optimum shall apply all such pricing policies and terms and conditions of use to Authorized CheMatch Participants without regard to whether they enter the TransLink Site via a hyperlink from the CheMatch Site or directly. Notwithstanding the foregoing or any other provision of this Agreement, Optimum may (but shall not be obligated to) offer pricing or terms and conditions of use to Authorized CheMatch Participants which are more favorable than those offered to other TransLink users.

        The Standards set forth how the services listed in Subsections 6(c)(i)-(viii) shall be accessed by Authorized CheMatch Participants who elect to enter the TransLink Site via a hyperlink from the CheMatch Site, including access pathways.

        (d) CheMatch Services. CheMatch will offer the following services to Authorized TransLink Participants through the CheMatch Site, whether accessed directly or through the hyperlink from the TransLink Site:

               (i) Third party electronic trading of all products traded on the CheMatch System;

               (ii) Except as prohibited by contractual agreements with information and/or content providers, news services, at fees no less favorable than those customarily charged to CheMatch news service customers; and

        Authorized TransLink Participants will have access to the same services provided via the CheMatch System to other CheMatch users regardless of whether they enter the CheMatch Site via a hyperlink from the TransLink Site or directly from any other web location. CheMatch shall retain sole discretion with respect to the establishment of pricing policies and terms and conditions of use of the CheMatch System; provided, however, that CheMatch shall apply all such pricing policies and terms and conditions of use to Authorized TransLink Participants without regard to whether they enter the CheMatch Site via a hyperlink from the TransLink Site or directly. Notwithstanding the foregoing or any other provision of this Agreement, CheMatch may (but shall not be obligated to) offer pricing or terms and conditions of use to Authorized TransLink Participants which are more favorable than those offered to other CheMatch users.

        The Standards set forth how such services shall be accessed by Authorized TransLink Participants who elect to enter the CheMatch site via a hyperlink from the TransLink Site, including access pathways.

        (e) Site Maintenance, Data Back-up and Disaster Recovery. Commencing on May 15, 2000, and continuing thereafter so long as this Agreement remains in effect, the Parties shall maintain their respective websites, including data back-up and disaster recovery systems, in accordance with the maintenance procedures and requirements set forth in the Standards.



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        (f) Costs. Each of the Parties shall pay all of their own costs and expenses incurred in connection with this Agreement and adapting and linking their respective systems and websites to those of the other, including, but not limited to, costs and expenses incurred for computer hardware or software, whether purchased from third parties or developed internally, system or website development or modifications, consulting services, marketing materials or services and legal services.

        7.     DATA SHARING

        (a) Data. For purposes of this Agreement, "Data" shall mean all information related to a Party's customers, prospective customers, website users and their activities on such Party's website.

        (b) Data Sharing and Ownership. Each Party shall own and shall be entitled to use and otherwise exploit, in its sole discretion, all Data which such Party has acquired (i) independently of the other Party, and (ii) without breach of any confidentiality agreement or other obligation of secrecy owed by such Party or any other person or entity to the other Party. Neither Party grants any rights or interest it may have in its Data to the other Party, and neither Party is obligated to share with the other Party any of its Data or other information, other than as expressly provided in this Agreement. Each Party hereby grants a nonexclusive, nontransferable license to the other Party to use for the other Party's internal business operations such of its Data that is transmitted to the other Party through any program or function that enables Data to be shared as contemplated by the Standards as the other Party has not already independently acquired without breach of any confidentiality agreement or other obligation of secrecy owed by the other Party or any other person or entity to the originating Party.

        (c) Limits on Data Collection Devices. Unless otherwise mutually agreed in writing, neither Party shall include or permit to be used any mechanism, program, "bot," "cookie," "spider" or other device which enables the collection of Data or other information during or with respect to a customer visit to or activities on the other Party's website.

        8.     REPRESENTATIONS AND WARRANTIES

        (a) Representations and Warranties of Both Parties. As an inducement to the other to enter into this Agreement, each Party represents and warrants to the other the following:

               (i) Organization, Corporate Power, Etc. Each Party (A) is duly organized, validly existing and in good standing in the case of Optimum, under the laws of Bermuda, under which it is chartered, and, in the case of CheMatch, under the laws of the state Delaware, under which it is incorporated, (B) has the corporate power and authority to carry on its business as it is now being conducted, and (C) is, or shall be at the Effective Date, duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it makes such licensing or qualification necessary;

               (ii) Authority of Parties. Each Party has full power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this

        Agreement has been duly authorized and approved by all necessary corporate action on the part of both Parties and does not require any further authorization or consent on the part of either Party;

               (iii) Binding Obligation. This Agreement has been duly executed and delivered by each Party and constitutes the valid and binding obligation of each Party, enforceable against each Party in accordance with its respective terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship and other laws relating to or affecting creditors' rights generally and by general equity principles);

               (iv) No Litigation To each Party's respective knowledge, there are no lawsuits, claims, suits, proceedings or investigations pending or threatened against it which question the legality or propriety of the transactions contemplated by this Agreement;

               (v) Consents and Approvals No consent, approval, authorization, action or order of, or declaration, filing or registration with, or notice to, any court, administrative agency, governmental body or other third party is required to be made or obtained by either Party in connection with the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the performance of either Party's obligations hereunder;

               (vi) Intellectual Property. Each of the Parties either owns or has sufficient rights in its respective intellectual property, including, without limitation, copyrights, trademarks, design rights, know-how and patents, to be used in the performance of its respective obligations under this Agreement;

               (vii) Year 2000. All systems, equipment, software and other items used by either Party in carrying out its respective obligations under this Agreement (including any related data or interfaces) shall be "Year 2000 Compliant." "Year 2000 Compliant" means that a device shall be able to accurately process date data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth (20th) and twenty-first (21st) centuries, including leap year calculations;

               (viii) Statements True and Correct. The representations and warranties of the Parties in this Agreement are true and correct in all material respects.

        (b) Disclaimer of All Other Warranties. THE WARRANTIES MADE BY THE PARTIES IN THIS SECTION 8 ARE IN LIEU OF, AND EACH PARTY FOR ITSELF DISCLAIMS ANY AND ALL OTHER WARRANTIES, CONDITIONS, OR REPRESENTATIONS (EXPRESS OR IMPLIED, ORAL OR WRITTEN), WITH RESPECT TO INFORMATION, INFORMATIONAL CONTENT, ITS SERVICES, OR ITS RESPECTIVE WEBSITE, INCLUDING ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF QUALITY, SUITABILITY, TITLE, NONINFRINGEMENT, MERCHANTABILITY, OR FITNESS OR SUITABILITY FOR ANY PURPOSE (WHETHER

OR NOT THE WARRANTING PARTY KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE), WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, OR BY COURSE OF DEALING.

        9.     CONFIDENTIALITY

        (a) Obligations of Parties. Each Party understands and acknowledges that so long as this Agreement remains in effect, the Parties will have access to certain Confidential Information (as defined in Section 9(b) below) concerning their respective businesses that is a valuable and unique asset of the respective Parties upon which their respective businesses are dependent. To insure the continued secrecy of this Confidential Information, and in consideration of the services provided to each other hereunder, each Party agrees not to disclose such information of the other Party or permit such information of the other Party to be disclosed to any third party while this Agreement remains in effect or at any time thereafter, without the prior written consent of the other Party. Each Party further understands and acknowledges that if this Agreement is terminated for any reason, neither Party shall take or retain, without prior written authorization from the other Party, originals or copies of any records, papers, programs, computer software, documents, fee books, files, or any other matter of whatever nature which is, contains or may facilitate access to Confidential Information. The Parties agree that there shall be a rebuttable presumption that a Party's disclosure to a third party of Confidential Information of the other Party will not result in irreparable damage or harm to such other Party and that monetary damages will be adequate to compensate such other Party for any damage or harm resulting from such disclosure. Any Party who seeks injunctive or other equitable relief against the other Party in respect of any disclosure of the Party's Confidential Information to a third party by such other Party shall be required to prove, by clear and convincing evidence, that such disclosure will result in irreparable damage or harm to the Party and that monetary damages will not be adequate to compensate the Party for any damage or harm resulting from such disclosure. Subject to
Section 9(c) below, a Party may only disclose Confidential Information when disclosure by such Party is required under applicable law or by a valid subpoena or other court or governmental order, decree, regulation or rule; provided, however, that if disclosure is required under this provision, such Party shall advise the other Party of the requirement to disclose Confidential Information prior to such disclosure and as soon as reasonably practicable after such Party becomes aware of such required disclosure or aware that an action has been taken seeking such disclosure unless such notice is legally prohibited; and provided further, that upon the request of the other Party, such Party agrees to reasonably cooperate with and at the expense of the other Party in any reasonable and lawful actions which the other Party takes to resist such disclosure, limit the information to be disclosed or limit the extent to which the information so disclosed may be used or made available to third parties.

        (b) "Confidential Information". For purposes of this Agreement and except as provided in Section 9(c) below, "Confidential Information" shall include, without limitation, any and all secrets or confidential technology, intellectual property rights, proprietary information, customer or supplier lists, trade secrets, records, notes, memoranda, Data (as defined in Section 7(a) above), ideas, processes, methods, techniques, systems, formulas, patent applications, models, devices, programs, computer software, writings, research, personnel information, customer or supplier information, plans or any other information of whatever nature in the possession or control of a Party that is not generally known or available to members of the general public, including any copies, worksheets, or extracts from any of the above.

        (c) Exceptions. The term "Confidential Information" of a Party shall not include any information which (i) is or becomes generally available to and known by the public (other than as a result of an impermissible disclosure directly or indirectly by the other Party), (ii) is or becomes available to the other Party on a non-confidential basis from a source other than the Party, provided, that such source is not and was not bound by a confidentiality agreement with, or other obligation of secrecy to, the Party, or (iii) has been or is hereafter independently acquired by the other Party without violating any confidentiality agreement with, or other obligation to, the Party.

        10.    INDEMNITY

        (a)    Indemnification by Optimum.

               (i) Optimum shall indemnify, defend and hold CheMatch and the CheMatch Indemnified Parties (as defined in Subsection 10(a)(ii) below) harmless from and against, and in respect of, any and all claims by, and liabilities to, third parties including governmental entities ("Third-Party Claims") asserted against or incurred by, and any and all expenses (including all reasonable fees and expenses of counsel, travel costs and other out-of-pocket costs) in connection with pending or threatened litigation or other proceedings regarding such Third-Party Claims ("Expenses") incurred by, CheMatch or any of the CheMatch Indemnified Parties that arise out of or relate to:

                      (A) any actual or alleged patent, copyright or trademark
               or other intellectual property right infringement, or misappropriation or violation of any other proprietary right (an "Infringement"), to the extent that the Infringement directly relates to content, products or functions provided by Optimum and not to any Third Party Claims directly relating to jointly approved content, designs or specifications or to content, specifications or designs solely prepared by CheMatch;

                      (B) any material breach of any representation, warranty or obligation under this Agreement by Optimum, not materially contributed to by CheMatch; or

                      (C) use of the TransLink Site or the TransLink System by
               any third party.

               (ii)   The "CheMatch Indemnified Parties" shall mean and include:

                      (A)    CheMatch's affiliates;

                      (B) the respective directors, officers, agents and
               employees of and counsel to CheMatch and its affiliates;

                      (C) each other person, if any, controlling CheMatch or any of its affiliates; and

                      (D) the successors, assigns, heirs and personal
               representatives of any of the foregoing.

               (iii) Expenses shall be reimbursed when and as incurred promptly upon submission of statements to Optimum by CheMatch or any of the CheMatch Indemnified Parties.

        (b)    Indemnification by CheMatch.

               (i) CheMatch shall indemnify, defend and hold Optimum and the Optimum Indemnified Parties (as defined in Subsection 10(b)(ii) below) harmless from and against, and in respect of, any and all Third-Party Claims asserted against or incurred by, and any and all Expenses incurred by, Optimum or any of the Optimum Indemnified Parties that arise out of or relate to:

                      (A) any actual or alleged patent, copyright or trademark
               or other intellectual property right infringement, or misappropriation or violation of any other proprietary right (an "Infringement"), to the extent that the Infringement directly relates to content, products or functions provided by CheMatch and not to any Third Party Claims directly relating to jointly approved content, designs or specifications or to content, specifications or designs solely prepared by Optimum;

                      (B) any material breach of any representation, warranty or obligation under this Agreement by CheMatch, not materially contributed to by Optimum; or

                      (C) use of the CheMatch Site or the CheMatch System by any
               third party.

               (ii)   The "Optimum Indemnified Parties" shall mean and include:

                      (A) Optimum's affiliates;

                      (B) the respective directors, officers, agents and
               employees of and counsel to Optimum and its affiliates;

                      (C) each other person, if any, controlling Optimum or any
               of its affiliates; and

                      (D) the successors, assigns, heirs and personal
               representatives of any of the foregoing.

               (iii) Expenses shall be reimbursed when and as incurred promptly upon submission of statements to CheMatch by Optimum or any of the Optimum Indemnified Parties.

        (c) Cross Indemnification In respect of any intellectual property that the Parties agree shall be jointly owned, each Party shall indemnify and hold the other, the Optimum Indemnified Parties and the CheMatch Indemnified Parties harmless from and against, and in respect of, any Third-Party Claims asserted against or incurred by, and any and all Expenses incurred by either Party or any of the Optimum Indemnified Parties and the CheMatch Indemnified Parties that arise out of or relate to any Infringement to the extent that each Party shall bear its pro-rata share, based on the percentage of ownership of the intellectual property which is the subject of controversy, of the costs related to any such Third Party Claim.

        (d) Notice of Claims for Indemnification. If any third party shall make any written claim or commence any arbitration proceeding or suit against any one or more of Optimum or the Optimum Indemnified Parties or CheMatch or the CheMatch Indemnified Parties (each an "Indemnified Person") with respect to which an Indemnified Person intends to make a claim for indemnification against Optimum under Section 10(a), or against CheMatch under Section 10(b) (as the case may be, the "Indemnifying Party"), the Indemnified Person shall promptly (but in no event more than ten (10) days after learning of such claim) give written notice to the Indemnifying Party of such Third-Party Claim and the provisions of Sections 10(e) and (f) shall apply; provided, however, that any failure to provide the foregoing notice on a timely basis shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that it is prejudiced or otherwise damaged thereby.

        (e)    Control of Proceedings.

               (i) the Indemnifying Party shall have twenty (20) business days after receipt of the notice referred to in Section 10(d) to notify the Indemnified Person that it elects to conduct and control the defense of such claim, proceeding or suit. If the Indemnifying Party does not give the foregoing notice, the Indemnified Person shall have the right to defend, contest, settle or compromise such claim, proceeding or suit in the exercise of its exclusive discretion, subject to the provisions of
        Section 10(f), and the Indemnifying Party shall, upon request from any Indemnified Person, promptly pay to such Indemnified Person in accordance with the other terms of this Section 10 the amount of any Third-Party Claim resulting from the Indemnifying Person's liability to the third-party claimant and all related Expenses.

               (ii) If the Indemnifying Party gives the foregoing notice, it shall have the right to undertake, conduct and control, through counsel reasonably acceptable to the Indemnified Person, and at the Indemnifying Party's sole expense, the conduct and settlement of such claim, proceeding or suit, and the Indemnified Person shall cooperate with the Indemnifying Party in connection therewith; provided, however, that

                      (A) the Indemnifying Party shall not thereby permit any
               lien, encumbrance or other adverse legal or equitable charge to thereafter attach to any asset of the Indemnified Person;

                      (B) the Indemnifying Party shall not thereby permit any
               injunction against the Indemnified Person, except for injunctions that prohibit continuing Infringements;

                      (C) the Indemnifying Party shall permit the Indemnified
               Person and counsel chosen by the Indemnified Person and reasonably acceptable to the Indemnifying Party to monitor such conduct or settlement and shall provide the Indemnified Person and such counsel with such information regarding such claim, proceeding or suit as either of them may reasonably request (which request may be general or specific), but the fees and expenses of such counsel shall be borne by the Indemnified Person, unless (1) the Indemnifying Party and the Indemnified Person shall have mutually agreed to the retention of such counsel, or (2) the named parties to any such claim, proceeding or suit include the Indemnified Person and the Indemnifying Party, and in the reasonable opinion of counsel to the Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between the Indemnified Person and the Indemnifying Party, in either of which cases the reasonable fees and disbursements of counsel for such Indemnified Person shall be reimbursed by the Indemnifying Party to the Indemnified Person if the Indemnifying Party is ultimately held liable, or if the Indemnifying Party is able to recover such fees and disbursements where the Indemnified Party is not so able.

               (iii) In no event shall the Indemnifying Party, without the prior written consent of the Indemnified Person, settle or comprise any claim or consent to the entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Person a release from all liability (or covenant not to sue) in respect of such claim.

               (iv) If the Indemnifying Party shall not have undertaken the conduct and control of the defense of any claim, suit or proceeding as provided above, the Indemnifying Party shall nevertheless be entitled through counsel chosen by the Indemnifying Party and reasonably acceptable to the Indemnified Person to monitor the conduct or settlement of such claim by the Indemnified Person, and the Indemnified Person shall provide the Indemnifying Party and such counsel with such information regarding such action or suit as either of them may reasonably request (which request may be general or specific), but all costs and Expenses incurred in connection with such monitoring shall be borne by the Indemnifying Party, unless the Indemnified Party is able to recover such costs and Expenses where the Indemnifying Party is not so able.

        (f)    Settlement of Third-Party Claims by the Indemnified Person.

               (i) Provided that the Indemnifying Party is contesting a claim, suit or proceeding in good faith, the Indemnified Person shall not pay or settle any such claim, proceeding or suit. Notwithstanding the foregoing, the Indemnified Person shall have the right to pay or settle any such claim, proceeding or suit while the Indemnifying Party is contesting such claim, proceeding or suit in good faith; provided, however, that in such event, the Indemnified Person shall waive any right to indemnity therefor by the Indemnifying Party, and no amount in respect thereof shall be claimed as a Third-Party Claim or Expense under this Section 10.

               (ii) If the Indemnifying Party shall not have undertaken the conduct and control of the defense of any claim, suit or proceeding as provided above, the Indemnified Person, on not less than thirty (30) days prior written notice to the Indemnifying Party, may make settlement (including payment in full) of such claim, and such settlement shall be binding upon the Indemnified Person and the Indemnifying Party, unless within such 30-day period the Indemnifying Party shall have requested the Indemnified Person to contest such claim at the expense of the Indemnifying Party. In such event, the Indemnified Person shall promptly comply with such request, and the Indemnifying Party shall have the right to direct the defense of such claim or any litigation based thereon subject to all of the conditions of this Section 10. Notwithstanding anything in this Section 10 to the contrary, if the Indemnified Person advises the Indemnifying Party that it has determined to make settlement of a claim, the Indemnified Person shall have the right to do so at its own cost and expense, without any requirement to contest such claim at the request of the Indemnifying Party, but without any right under the provisions of this Section 10 for indemnification by the Indemnifying Party.

               (iii) In no event shall the Indemnified Party pay or settle any such claim, proceeding or suit on terms that:

                      (A) permit any lien, encumbrance or other adverse legal or equitable charge to thereafter attach to any asset of the Indemnifying Party; or

                      (B) permit any injunction against the Indemnifying Party,
               except for injunctions that prohibit continuing Infringements.

        (g) Further Requirements for Indemnification Except as may be expressly provided otherwise in this Agreement, no Indemnifying Party shall be required to defend or indemnify any Indemnified Person for any Third-Party Claims or Expenses, to the extent that such Third-Party Claims or Expenses are finally adjudged to have been caused by the negligence, gross negligence, or willful misconduct of the Indemnified Person. Each Party agrees to cooperate with the defense of a Third Party Claim and to take such actions as the Indemnifying Party may reasonably request in order to reduce or eliminate exposure to a Third Party Claim.

        11.    LIMITATION OF LIABILITY; NO THIRD PARTY BENEFICIARIES

        (a) Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, PUNITIVE, STATUTORY OR CONSEQUENTIAL DAMAGES OR ANY MULTIPLE OF ACTUAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, AND WHETHER OR NOT THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

        (b) No Third Party Beneficiaries. This Agreement does not confer upon any person, and nothing expressed or referred to in this Agreement shall be construed to give any person, other than the Parties to this Agreement, any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement, except and only to the extent provided in Section 10 to the Optimum Indemnified Parties and the CheMatch Indemnified Parties. This Agreement and all of its provisions and conditions are otherwise for the sole and exclusive benefit of the Parties hereto and their respective successors and assigns.

        (c) Neither Party accepts any liability for or arising out of the services offered or provided by the other Party.

        12.    TERMINATION

        (a) By Agreement. This Agreement may be terminated at any time by the written agreement of the Parties.

        (b) Breach. This Agreement may be terminated by either Party upon thirty
(30) days written notice to the other in the event of a material breach of any material provision of this Agreement which remains uncured at the expiration of such thirty (30) days; provided, however, that only the non-breaching Party shall have the right to terminate this Agreement under this Section 12(b); and provided, further, that the failure of a Party to meet its obligations set forth in Section 6 of this Agreement or in the Standards by the dates set forth therein shall not constitute a material breach of a material provision of this Agreement so long as such Party is diligently pursuing and continues to diligently pursue fulfillment of such obligations.

        13.    INTELLECTUAL PROPERTY RIGHTS

        (a) CheMatch hereby grants a non-exclusive, non-transferable, worldwide license to Optimum to use CheMatch's trade names, logos and trademarks solely for purposes of effecting the transactions contemplated by this Agreement, subject to the prior written approval of CheMatch, which approval shall not be unreasonably withheld or delayed. CheMatch may revoke this license by giving ten
(10) days written notice of revocation to Optimum. Optimum hereby grants a non-exclusive, non-transferable, worldwide license to CheMatch to use Optimum's trade names, logos and trademarks solely for purposes of effecting the transactions contemplated by this Agreement, subject to the prior written approval of Optimum, which approval shall not be unreasonably withheld or delayed. Optimum may revoke this license by giving ten (10) days written notice of revocation to CheMatch. Notwithstanding the foregoing, neither Party may use the other Party's marks in any manner that might be deemed to create a unitary composite mark.

        (b) Other than as expressly set forth in this Agreement, CheMatch shall have no right to use the marks, trade names or other proprietary rights of Optimum without the prior written approval of Optimum. Other than as expressly set forth in this Agreement, Optimum shall have no right to use the marks, trade names or other proprietary rights of CheMatch without the prior written approval of CheMatch.

        14.    PUBLICITY

        Neither Party shall make, without the approval of the other, any press release or other public announcement concerning the Alliance or the transactions contemplated by this Agreement, except to the extent that a Party is obligated by law or the rules of any stock exchange to make such a press release or announcement. In such case, the other Party shall be advised thereof, and the Parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued. For the avoidance of doubt, the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with accounting and Securities and Exchange Commission disclosure obligations.

        15.    GOVERNING LAW; JURISDICTION

        (a) Governing Law. This Agreement shall be governed by, and in accordance with, the internal laws of the State of New York, without giving effect to the conflict of laws principles thereof.

        (b) Jurisdiction. Each Party agrees (i) that any action, dispute or proceeding relating to this Agreement shall be brought in the state district courts of Harris County, Texas and freely submits to the jurisdiction of the state district courts of Harris County, Texas, (ii) that it freely waives any right to, and will not, oppose any such action or proceeding in the state district courts of Harris County, Texas on the basis that the jurisdiction is not a convenient forum, and (iii) not to oppose the enforcement against it in any other jurisdiction of any judgement or order properly obtained from such a Texas court.

        16.    NOTICES

        All notices or other communications provided for or permitted to be given under this Agreement shall be in writing and shall be given either by depositing such writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested, by delivering such writing to the recipient in person or by nationally recognized courier. All notices or other communications to be sent to a Party under this Agreement shall be sent to or made at the following addresses, or such other address as the Parties may specify by notice to each other from time to time in accordance herewith:

        If to Optimum, at the following address:

               Optimum Logistics Ltd.
               Attention:  William J. Jennings
               2001 W. Main, Suite 104
               Stamford, CT 06902

        with a copy to:

               George C. Jones
               Mayor, Day, Caldwell & Keeton, L.L.P.
               700 Louisiana, Suite 1900
               Houston, Texas 77002

        If to CheMatch, at the following address:

               CheMatch.com, Inc.
               Attention: Pat McSpadden
               2900 North Loop West, Suite 1120
               Houston, Texas 77092

        with a copy to:

               Ray Hodil
               CheMatch.com, Inc.
               1281 Main Street
               Stamford, CT 06902

        A notice or other communication given under this Agreement shall be effective upon receipt by the person to whom such notice was sent.

        17.    ARBITRATION

        Except for disputes relating to the provisions of Section 4 of this Agreement or to issues of proprietary rights, including, but not limited to, intellectual property and confidentiality, any dispute not resolved by amicable resolution will be governed exclusively and finally by arbitration. Such arbitration will be conducted by the American Arbitration Association ("AAA") in New York and will be initiated and conducted in accordance with the Commercial Arbitration Rules ("Commercial Rules") of the AAA, including the AAA Supplementary Procedures for Large Complex Commercial Disputes ("Complex Procedures"), as such rules will be in effect on the date of delivery of a demand for arbitration ("Demand"), except to the extent that such rules are inconsistent with the provisions set forth herein. Notwithstanding the foregoing, the Parties may agree in good faith that the Complex Procedures will not apply in order to promote the efficient arbitration of disputes where the nature of the dispute, including without limitation the amount in controversy, does not justify the application of such procedures. The arbitration panel will consist of three (3) arbitrators. Each Party will name an arbitrator within ten (10) days after the delivery of the Demand. The third arbitrator, selected by the first two, will be a neutral participant, with no prior working relationship with either Party. The arbitration shall be conducted on consecutive business days until completed unless all Parties agree otherwise, and the arbitrators shall use their best efforts to expedite the arbitration so that the entire arbitration shall be completed within six (6) months of the delivery of the Demand. The Federal Arbitration Act, 9 U.S.C. Secs. 1-16, and not state law, will be used to determine whether a dispute hereunder can be resolved by arbitration. The Federal Rules of Evidence will apply in toto. The arbitrators may enter a default decision against any Party who fails to participate in the arbitration proceedings. The arbitrators shall have the authority to award compensatory damages only and shall have no authority to award incidental, consequential, exemplary or punitive damages. The award rendered by the arbitrators will be final, binding and non-appealable, and judgment upon such award may be entered by any court of competent jurisdiction.

        18.    MISCELLANEOUS

        (a) No Partnership; Independent Contractors. Nothing contained in this Agreement is intended or shall be construed to create any partnership, joint venture, or association between the Parties, and any inferences to the contrary are hereby expressly negated. The relationship of the Parties is and shall at all times be solely that of independent contractors. No agency, employment or any fiduciary relationship is created by this Agreement. Although the Parties will, inter alia, link their websites, cross-promote their services and pay each other a percentage of certain revenues under this Agreement, the Parties intend that the Alliance formed by this Agreement is only in the nature of a referral or broker arrangement. Neither Party shall do anything that has the effect of creating an obligation by the other Party to a third party.

        (b) Assignment. Neither this Agreement, nor any rights or obligations arising from it, may be assigned, delegated, transferred or subcontracted by either Party without the express written consent of the other, which will not be unreasonably withheld or delayed. Notwithstanding the foregoing, either Party may assign, delegate, transfer or sub-contract any of its rights or obligations arising under this Agreement to an affiliate without obtaining the other's express written consent; provided, however, that no such assignment, transfer, delegation or sub-contract shall relieve such Party of its obligations under this Agreement.

        (c) Force Majeure. Neither Party shall be liable for damages and costs to the other Party arising out of delays or failures to perform its obligations under this Agreement if such delays or failures result from causes beyond its reasonable control. Notice of any such delays or failures and explanation of their causes must be given to the other within five (5) days of the occurrence.

        (d) Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth herein or contemplated hereby. Except as otherwise provided herein, no supplement, modification or waiver of this


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

Agreement shall be binding unless it shall be specifically designated to be a supplement, modification or waiver of this Agreement and shall be executed in writing by both of the Parties.

        (e) Waiver. No failure on the part of a Party hereto to exercise, and no delay in its exercise of, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise by a Party of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

        (f) Headings. The use of headings in this Agreement is for convenience only and shall not affect the construction or interpretation of this Agreement.

        (g) Exhibits. Each Exhibit referred to in this Agreement is a part of, and hereby incorporated into, this Agreement. Any reference to "this Agreement" shall be deemed to include the Exhibits hereto.

        (h) Severability. If one or more of the provisions of this Agreement are at any time found to be invalid by a court, tribunal or other forum of competent jurisdiction, or otherwise rendered unenforceable, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement. This Agreement shall be deemed amended by modifying or severing such provisions as necessary to render it valid, legal and enforceable while preserving its intent, or if that is not possible, by substituting another provision that is valid, legal and enforceable which materially effectuates the Parties' intent. Any such invalid or unenforceable provision or provisions shall be severable from this Agreement, so that the validity or enforceability of the remaining provisions of this Agreement, or the validity of the provision(s) in question in any other jurisdiction, shall not be affected thereby.

        (i) Bankruptcy. Each Party must notify the other if it becomes insolvent or enters into any bankruptcy or insolvency proceedings.

        (j) Survival. The provisions of Sections 7, 9 and 10 shall survive the termination of this Agreement for whatever reason, subject to any applicable statute of limitations and subject to any provisions contained in such sections.



                            (SIGNATURE PAGE FOLLOWS)




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


        EXECUTED to be effective as of the date first above written.


                                    "OPTIMUM"

                                    OPTIMUM LOGISTICS, LTD.



                                    By: /s/ SAMUEL COOPERMAN
                                       ---------------------------------------
                                    Name: Samuel Cooperman
                                         -------------------------------------
                                    Title: Chief Executive Officer
                                          ------------------------------------
                                    Date: February 7, 2000
                                          ------------------------------------

                                    "CHEMATCH"

                                    CHEMATCH.COM, INC.



                                    By: /s/ CARL D. MCCUTCHEON
                                       ---------------------------------------
                                    Name: Carl D. McCutcheon
                                         -------------------------------------
                                    Title: Chairman, President and Chief
                                           Executive Officer
                                          ------------------------------------
                                    Date: February 7, 2000
                                          ------------------------------------




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